EXHIBIT 32.01

Section 1350 Certification

In connection with this quarterly report of ML Transtrend DTP Enhanced FuturesAccess LLC (the “Company”) on Form 10-Q for the period ended September 30, 2007 as filed with the Securities Exchange Commission on the date hereof (this “Report”), I, Robert D. Ollwerther, Chief Executive Officer and President of Merrill Lynch Alternative Investments LLC, the manager of ML Transtrend DTP Enhanced FuturesAccess LLC, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant of the Sarbanes-Oxley Act of 2002, that:

1. This Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in this Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 14, 2007

By	/s/ ROBERT D. OLLWERTHER
Robert D. Ollwerther
Chief Executive Officer and President
(Principal Executive Officer)